Exhibit (11) - Statement Re:  Computation of Earnings Per Share


                                                             Three Months Ended
                                                                  March 31,
                                                  --------------------------------------
                                                        1996                     1995
                                                      -------                  -------
                                                  (000's omitted, except per share data)
Primary:
Average shares outstanding                              5,795                    2,851
Net effect of dilutive stock
       options - based on the
       treasury stock method
       using average market price                         505                     --
                                                      -------                  -------
Totals                                                  6,300                    2,851
                                                      =======                  =======
Net income (loss)                                     $   476                  $  (237)
                                                      =======                  =======
Net income (loss) per share                           $  0.08                  $ (0.08)
                                                      =======                  =======
Fully diluted:
Average shares outstanding                              5,795                    2,851
Net effect of dilutive stock
       options - based on the
       treasury stock method
       using ending market price
       which is greater than the
       average market price                               531                     --
                                                      -------                  -------
Totals                                                  6,326                    2,851
                                                      =======                  =======
Net income (loss)                                     $   476                  $  (237)
                                                      =======                  =======
Net income (loss) per share                           $  0.08                  $ (0.08)
                                                      =======                  =======